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                                                                       EXHIBIT 3


                                     WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE WASHINGTON STATE SECURITIES ACT OR ANY OTHER APPLICABLE SECURITIES ACT (THE "ACTS"), AND NEITHER THE OFFERING OF THIS WARRANT, THE SECURITIES ISSUABLE UPON ITS EXERCISE NOR ANY OFFERING MATERIALS HAVE BEEN REVIEWED BY ANY ADMINISTRATOR UNDER THE ACTS. THIS WARRANT AND THE SECURITIES ISSUABLE UPON ITS EXERCISE MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OFFERED FOR SALE IN THE ABSENCE OF ANY EFFECTIVE REGISTRATION STATEMENT UNDER THE ACTS OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

                             THE COBALT GROUP, INC.

                          Common Stock Purchase Warrant

     The Cobalt Group, Inc., a Washington corporation (the "Company"), hereby certifies that, for value received, Warburg, Pincus Equity Partners, L.P. or registered assigns (the "Holder") is entitled, subject to the terms set forth below, to purchase from the Company, at any time and from time to time during the period beginning on June 26, 2000 and ending on June 26, 2005 (the "Expiration Date"), in whole or in part, an aggregate of 416,390 (four hundred sixteen thousand three hundred ninety) fully paid and non-assessable shares of the Common Stock of the Company at a purchase price, subject to the provisions of Paragraph 3 hereof, of $6.8578 per share (the "Purchase Price"). The Purchase Price and the number and character of such shares are subject to adjustment as provided below, and the term "Common Stock" shall mean, unless the context otherwise requires, the stock or other securities or property at the time deliverable upon the exercise of this Warrant. This Warrant is herein called the "Warrant."

     1. EXERCISE OF WARRANT. The purchase rights evidenced by this Warrant shall be exercised by the Holder surrendering this Warrant, with the form of subscription at the end hereof duly executed by the Holder, to the Company at its office in Seattle, Washington, accompanied by payment, of an amount (the "Exercise Payment") equal to the Purchase Price multiplied by the number of shares being purchased pursuant to such exercise, payable as follows: (i) by payment to the Company in cash, by certified or official bank check, or by wire transfer of the Exercise Payment, (ii) by surrender to the Company for cancellation of securities of the Company having a Market Price (as hereinafter defined) on the date of exercise equal to the Exercise Payment; or (iii) by a combination of the methods described in clauses (i) and (ii) above. In lieu of payment of the Exercise Payment as described above, the Holder may elect to receive a number of shares of Common Stock with an aggregate value (valued at the Market Price on the date of exercise) equal to the difference between (i) the Market Price on the date of exercise multiplied by the number of shares as to which the Warrant is then being exercised and (ii) the Exercise Payment with respect to such shares. For purposes hereof, the term "Market Price" shall mean, with respect to any particular date, the average closing price of a



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share of Common Stock for the 20 consecutive trading days preceding such date on the principal national securities exchange on which the shares of Common Stock or securities are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the reported bid and asked prices during such 20 trading day period in the over-the-counter market as furnished by the National Quotation Bureau, Inc., or, if such firm is not then engaged in the business of reporting such prices, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Company or, if the shares of Common Stock or securities are not publicly traded, the Market Price on such date shall be the fair market value of a share of Common Stock or the security on such date determined jointly by the Company and the holder of this Warrant; provided, however, that if such parties are unable to reach agreement within a reasonable period of time, the Market Price shall be determined in good faith by an independent investment banking firm selected jointly by the Company and the holder of this Warrant or, if that selection cannot be made within 15 days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules.
In no event may this Warrant be exercised at any time after the Expiration Date.

     Partial Exercise. This Warrant may be exercised for less than the full number of shares of Common Stock, in which case the number of shares receivable upon the exercise of this Warrant as a whole, and the sum payable upon the exercise of this Warrant as a whole, shall be proportionately reduced. Upon any such partial exercise, the Company at its expense will forthwith issue to the Holder a new Warrant or Warrants of like tenor calling for the number of shares of Common Stock as to which this Warrant has not been exercised, such Warrant or Warrants to be issued in the name of the Holder hereof or his or its nominee (upon payment by the Holder of any applicable transfer taxes).

DELIVERY OF STOCK CERTIFICATES ON EXERCISE. As soon as practicable after the exercise of this Warrant and payment of the Exercise Payment, and in any event within ten (10) days thereafter, the Company, at its expense, will cause to be issued in the name of and delivered to the Holder a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock or other securities or property to which the Holder shall be entitled upon such exercise, plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash in an amount determined in accordance with Paragraph 3.7 hereof. The Company agrees that the shares of Common Stock so purchased shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid.

ADJUSTMENTS. In order to prevent dilution of the right granted hereunder, the Purchase Price shall be subject to adjustment from time to time in accordance with this Paragraph 3. Upon each adjustment of the Purchase Price pursuant to this Paragraph 3, the registered Holder of this Warrant shall thereafter be entitled to acquire upon exercise, at the Purchase Price resulting from such adjustment, the number of shares of the Company's Common Stock obtainable by multiplying the Purchase Price in effect immediately prior to such adjustment by the number of shares of the Company's Common Stock acquirable immediately prior to such adjustment and dividing the product thereof by the Purchase Price resulting from such adjustment.

     Dividends Not Paid Out of Earnings or Earned Surplus. In the event the Company shall declare a dividend upon the Common Stock (other than a dividend payable in



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Common Stock) payable otherwise than out of earnings or earned surplus, determined in accordance with generally accepted accounting principles, including the making of appropriate deductions for minority interests, if any, in subsidiaries (herein referred to as "Liquidating Dividends"), then, as soon as possible after the exercise of this Warrant, the Company shall pay to the person exercising this Warrant an amount equal to the aggregate value of all Liquidating Dividends that would have been payable in respect of the Common Stock issuable upon exercise of this Warrant immediately prior to such Liquidating Dividend at the Purchase Price then in effect (including but not limited to all securities which would have been issued with respect to such Common Stock by reason of stock splits, stock dividends, mergers or reorganizations, or for any other reason). For the purposes of this Paragraph 3.1, a dividend other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend as determined in good faith by the Board of Directors of the Company.

     Subdivisions and Combinations. In case the Company shall at any time (i) subdivide the outstanding Common Stock or (ii) issue a stock dividend on its outstanding Common Stock, the Purchase Price in effect immediately prior to such subdivision or dividend shall be proportionately reduced by the same ratio as the subdivision or dividend. In case the Company shall at any time combine its outstanding Common Stock, the Purchase Price in effect immediately prior to such combination shall be proportionately increased by the same ratio as the combination.

     Reorganization, Reclassification, Consolidation, Merger or Sale of Assets. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with or into another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Holder shall have the right to acquire and receive, upon exercise of this Warrant, such shares of stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, merger or sale) with respect to or in exchange for such number of outstanding shares of the Common Stock as would have been received upon exercise of this Warrant in full at the Purchase Price then in effect. The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor entity (if other than the Company) resulting from such consolidation or merger or the entity purchasing such assets shall assume by written instrument mailed or delivered to the Holder at the last address of the Holder appearing on the books of the Company, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase. If a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock and at that time Warburg, Pincus Equity Partners, L.P. is the Holder, the Company shall not effect any consolidation, merger or sale with the person having made such offer or with any Affiliate of such person, unless prior to the consummation of such consolidation, merger or sale such Holder shall have been given a reasonable opportunity to then elect to receive upon the exercise of this Warrant either the stock, securities or assets then issuable with respect to the Common Stock or the stock, securities or assets, or the equivalent, issued to previous holders of the Common Stock in



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accordance with such offer. For purposes hereof the term "Affiliate" with respect to any given person shall mean any person controlling, controlled by or under common control with the given person.

     Notices of Record Date, Etc. In the event that:

          the Company shall declare any dividend upon its Common Stock that is not a Liquidating Dividend, or the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights,

then the Company shall give to the Holder at least twenty (20) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend or subscription rights. Such notice shall also specify the date on which the holder of the Common Stock shall be entitled to such dividend or subscription rights.

In the event that:

          (1) there shall be any capital reorganization or reclassification of the capital stock of the Company, including any subdivision or combination of its outstanding shares of Common Stock, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation, or

          (2) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall give to the Holder, at least twenty (20) days' prior written notice of the date when the same shall take place. Such notice shall specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be given by first class mail, postage prepaid, addressed to the Holder at the address of the Holder as shown on the books of the Company.

     Grant, Issue or Sale of Options, Convertible Securities, or Rights. If at any time or from time to time on or after the date of issuance hereof, the Company shall grant, issue or sell any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock, or rights to purchase property (the "Purchase Rights") pro rata to the record holders of any class of Common Stock, then the Holder shall be entitled to acquire (within thirty (30) days after the later to occur of the initial exercise date of such Purchase Rights or receipt by such holder of the notice concerning Purchase Rights to which such holder shall be entitled under Paragraph 3.4) and upon the terms applicable to such Purchase Rights either:

          the aggregate Purchase Rights which the Holder could have acquired if it had held the number of shares of Common Stock acquirable upon exercise of this Warrant immediately before the grant, issuance or sale of such Purchase Rights; provided



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     that if any Purchase Rights were distributed to holders of Common Stock without the payment of additional consideration by such holders, corresponding Purchase Rights shall be distributed to the exercising Holder as soon as possible after such exercise and it shall not be necessary for the Holder specifically to request delivery of such rights; or

          in the event that any such Purchase Rights shall have expired or shall expire prior to the end of said thirty (30) day period, the number of shares of Common Stock or the amount of property which the Holder could have acquired upon such exercise at the time or times at which the Company granted, issued or sold such expired Purchase Rights.

     Adjustment by Board of Directors. If any event occurs as to which, in the opinion of the Board of Directors of the Company, the provisions of this Section 3 are not strictly applicable or if strictly applicable would not fairly protect the rights of the Holder in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of increasing the Purchase Price as otherwise determined pursuant to any of the provisions of this Section 3 except in the case of a combination of shares of a type contemplated in Paragraph 3.2 and then in no event to an amount larger than the Purchase Price as adjusted pursuant to Paragraph 3.2.

     Fractional Shares. The Company shall not issue fractions of shares of Common Stock upon exercise of this Warrant or scrip in lieu thereof. If any fraction of a share of Common Stock would, except for the provisions of this Paragraph 3.7, be issuable upon exercise of this Warrant, the Company shall in lieu thereof pay to the person entitled thereto an amount in cash equal to the current value of such fraction, calculated to the nearest one-hundredth (1/100) of a share, to be computed on the basis of the Market Price as of the date of exercise.

     Officers' Statement as to Adjustments. Whenever the Purchase Price shall be adjusted as provided in Section 3 hereof, the Company shall forthwith file at the Company's office in Seattle, Washington, a statement, signed by the Chairman of the Board, the President, any Vice President or Treasurer of the Company, showing in reasonable detail the facts requiring such adjustment and the Purchase Price that will be effective after such adjustment. The Company shall also cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to the record Holder at his or its address appearing on the stock register. If such notice relates to an adjustment resulting from an event referred to in Paragraph 3.4, such notice shall be included as part of the notice required to be mailed and published under the provisions of Paragraph 3.4 hereof.

NO DILUTION OR IMPAIRMENT. The Company will not, by amendment of its certificate of incorporation or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment. Without limiting the generality of the foregoing, the Company will not increase the par value of any shares of stock receivable



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upon the exercise of this Warrant above the amount payable therefor upon such exercise, and at all times will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable stock upon the exercise of this Warrant.

RESERVATION OF STOCK, ETC., ISSUABLE ON EXERCISE OF WARRANTS. The Company shall at all times reserve and keep available out of its authorized but unissued stock, solely for the issuance and delivery upon the exercise of this Warrant and other similar Warrants, such number of its duly authorized shares of Common Stock as from time to time shall be issuable upon the exercise of this Warrant and all other similar Warrants at the time outstanding.

REPLACEMENT OF WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to it, or (in the case of mutilation) upon surrender and cancellation thereof, the Company will issue, in lieu thereof, a new Warrant of like tenor.

REMEDIES. The Company stipulates that the remedies at law of the Holder in the event of any default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that the same may be specifically enforced.

NEGOTIABILITY, ETC. This Warrant is issued upon the following terms, to all of which each taker or owner hereof consents and agrees:

     Subject to the legend appearing on the first page hereof, title to this Warrant may be transferred by endorsement (by the Holder executing the form of assignment at the end hereof including guaranty of signature) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery.

     Until this Warrant is transferred on the books of the Company, the Company may treat the registered Holder as the absolute owner hereof for all purposes without being affected by any notice to the contrary.

     Prior to the exercise of this Warrant, the Holder shall not be entitled to any rights of a shareholder of the Company with respect to shares for which this Warrant shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

     The Company shall not be required to pay any Federal or state transfer tax or charge that may be payable in respect of any transfer involved in the transfer or delivery of this Warrant or the issuance or conversion or delivery of certificates for Common Stock in a name other than that of the registered Holder or to issue or deliver any certificates for Common Stock upon the exercise of this Warrant until any and all such taxes and charges



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          shall have been paid by the Holder or until it has been established to the Company's satisfaction that no such tax or charge is due.

SUBDIVISION OF RIGHTS. This Warrant (as well as any new warrants issued pursuant to the provisions of this paragraph) is exchangeable, upon the surrender hereof by the Holder, at the principal office of the Company for any number of new warrants of like tenor and date representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder.

MAILING OF NOTICES, ETC. All notices and other communications from the Company to the Holder shall be mailed by first-class certified mail, postage prepaid, to the address furnished to the Company in writing by the last holder of this Warrant who shall have furnished an address to the Company in writing.

HEADINGS, ETC. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect the meaning hereof.

CHANGE, WAIVER, ETC. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.



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GOVERNING LAW. THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH
THE LAW OF THE STATE OF WASHINGTON.

                                        THE COBALT GROUP, INC.

                                        By  /s/ Jackie Davidson
                                            ------------------------------

Dated: June 26, 2000

Attest:



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                  [To be signed only upon exercise of Warrant]

To The Cobalt Group, Inc.

     The undersigned, the Holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, _______________ shares of Common Stock, par value $0.01 per share, of The Cobalt Group, Inc., and herewith makes payment of $_______ therefor, and requests that the certificates for such shares be issued in the name of, and be delivered to ____________________ whose address is
________________________.

Dated:



________________________


                                        ____________________________

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)


                                        ____________________________
                                                  Address



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                  [To be signed only upon transfer of Warrant]

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ____________________________ the right represented by the within Warrant to purchase __________________ shares of Common Stock of The Cobalt Group, Inc. to which the within Warrant relates, and appoints ____________________ attorney to transfer said right on the books of The Cobalt Group, Inc., with full power of substitution in the premises.

Dated:


________________________


                                        ____________________________

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)


                                        ____________________________
                                                  Address

In the presence of:

________________________